UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(D)

of the Securities Exchange Act Of 1934

Date of report (Date of earliest event reported):
May 22, 2018

Bank of Commerce Holdings

 (Exact name of registrant as specified in its charter)

California

(State or other jurisdiction of incorporation)

000-25135	94-2823865
(Commission File Number)	IRS Employer Identification No.

555 Capitol Mall, Suite 1255
Sacramento, California 95814
(Address of principal executive offices) (zip code)

Registrant's telephone number, including area code: (800) 421-2575

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07          Submission of Matters to a Vote of Security Holders

The 2018 Annual Meeting of Shareholders (the “Annual Meeting”) of Bank of Commerce Holdings (the “Company”) was held on May 22, 2018. There were 16,241,226 shares outstanding and entitled to vote at the Annual Meeting. Of those shares, 14,366,444 were present in person or by proxy. The following matters were voted upon at the Annual Meeting:

1.	Proposal No. 1 – the election of nine directors to serve on the board of directors until the 2019 annual meeting or until their successors have been elected and qualified;

2.	Proposal No. 2 – ratification of the selection of Moss Adams LLP as the Company’s independent registered public accounting firm for 2018;

3.	Proposal No. 3 – an advisory (non-binding) resolution to approve named executive officer compensation.

The following is a summary of the voting results for the matters voted upon by the shareholders.

Proposal No. 1 – Election of Directors

Director’s Name	Votes For	Votes Withheld	Broker Non-Votes
Orin N. Bennett	10,044,153	376,001	3,946,290
Gary R. Burks	10,032,903	387,251	3,946,290
Randall S. Eslick	10,061,021	359,133	3,946,290
Joseph Q. Gibson	10,132,173	287,981	3,946,290
Jon W. Halfhide	9,764,041	656,113	3,946,290
Linda J. Miles	10,127,258	292,896	3,946,290
Karl L. Silberstein	10,123,831	296,323	3,946,290
Terence J. Street	10,107,063	313,091	3,946,290
Lyle L. Tullis	10,041,140	379,014	3,946,290

Proposal No. 2 – Ratification of the Selection of Moss Adams LLP as the Company’s Independent Registered Public Accounting Firm for 2018

Votes For	Votes Against	Abstentions	Broker Non-Votes

14,228,275	105,113	33,056	0

Proposal No. 3 – Advisory (Non-Binding) Resolution to Approve Named Executive Officer Compensation

Votes For	Votes Against	Abstentions	Broker Non-Votes

9,498,271	190,595	731,288	3,946,290

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 23, 2018
/s/ Samuel D. Jimenez
By: Samuel D. Jimenez
Executive Vice President - Chief Operating Officer

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